United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

December 5, 2016 (November 29, 2016)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Harbour Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2016, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) entered into an employment agreement with Christopher Wolf, who will serve as Senior Vice President and Chief Financial Officer of OSG’s subsidiary, Overseas Bulk Ships, Inc. until December 29, 2016, when he will become the Senior Vice President and Chief Financial Officer of the Company (“Effective Date”). In connection therewith, Rick F. Oricchio will cease to serve as Senior Vice President and Chief Financial Officer of the Company as of the Effective Date as previously disclosed.

Pursuant to the terms of his employment agreement, Mr. Wolf will receive an annual base salary of $350,000, with a target bonus for 2017 of 15% of his annual base salary, which will thereafter be reviewed for possible increase by the Board of Directors of the Company. In 2019, Mr. Wolf may also become eligible to receive 20% of a special bonus pool, based upon certain cost reductions achieved, as determined by the Board. Mr. Wolf will receive a sign-on grant of equity awards with a grant date value of $500,000, of which 75% will be restricted stock units and 25% will be stock options, pursuant to the terms of the Company’s equity incentive plan. The sign-on equity awards will vest ratably on January 1 of each of 2018, 2019 and 2020. Furthermore, Mr. Wolf may receive additional equity grants from time to time, which grants are expected to have a grant date value of at least $350,000.

Mr. Wolf’s agreement provides for severance benefits in the event of termination without cause or resignation for good reason as follows: (i) 12 months’ continuation of annual base salary, (ii) a lump sum payment of his annual bonus for the year of termination based on actual performance and prorated based on the number of days in the fiscal year in which he was employed, and (iii) accelerated vesting of all outstanding unvested options and RSUs that vest solely based upon the continued provision of services. Mr. Wolf agreed to a one-year non-competition and non-solicitation provision in addition to a non-disparagement and confidentiality obligation.

OSG issued a press release, announcing these changes and attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description

99.1	Press Release dated December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: December 5, 2016	By	/s/ Rick F. Oricchio
Name: Rick F. Oricchio Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2016